                                                                   EXHIBIT 10.42

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                        NEXTEL SPECTRUM ACQUISITION CORP.

                                       and

                         CLEARWIRE SPECTRUM HOLDINGS LLC

                             Dated October 24, 2005

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                                TABLE OF CONTENTS
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ARTICLE 1 DEFINITIONS........................................................      1

     Section 1.1 Definitions.................................................      1
     Section 1.2 Other Terms.................................................      4

ARTICLE 2 PURCHASE AND SALE OF ASSETS........................................      5

     Section 2.1 Purchase and Sale...........................................      5
     Section 2.2 Excluded Assets.............................................      5
     Section 2.3 Liabilities.................................................      6

ARTICLE 3 PURCHASE PRICE; CLOSING; ALLOCATIONS...............................      6

     Section 3.1 Purchase Price..............................................      6
     Section 3.2 Closing and Supplemental Closings...........................      6
     Section 3.3 Closing Deliveries by Seller................................      7
     Section 3.4 Closing Deliveries by Buyer.................................      8
     Section 3.5 Allocation of Expenses; Closing Statement...................      8
     Section 3.6 Allocation of Purchase Price................................     10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER...........................     10

     Section 4.1 Authorization...............................................     10
     Section 4.2 Enforceability..............................................     10
     Section 4.3 No Conflicts or Consents....................................     10
     Section 4.4 FCC Licenses................................................     11
     Section 4.5 Spectrum Leases.............................................     12
     Section 4.6 Litigation..................................................     12
     Section 4.7 Broker......................................................     13
     Section 4.8 Taxes.......................................................     13
     Section 4.9 Seller Adjacent Interleaved Channels........................     13

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER............................     13

     Section 5.1 Authorization...............................................     13
     Section 5.2 Enforceability..............................................     13
     Section 5.3 No Conflicts or Consents....................................     13
     Section 5.4 Litigation..................................................     13
     Section 5.5 Broker......................................................     14
     Section 5.6 Funds Available.............................................     14

ARTICLE 6 COVENANTS AND OTHER AGREEMENTS.....................................     14

     Section 6.1 Consummation of Transactions................................     14
     Section 6.2 Certain Notices.............................................     14
     Section 6.3 Confidentiality.............................................     15
     Section 6.4 Further Assurances..........................................     16
     Section 6.5 [***] Repurchase Right......................................     16
     Section 6.6 FCC qualifications..........................................     18
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                                TABLE OF CONTENTS
                                   (continued)

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     Section 6.7 Consents....................................................     18
     Section 6.8 Interference Consents.......................................     18
     Section 6.9 Certain Affirmative Covenants...............................     19
     Section 6.10 Certain Negative Covenants.................................     19
     Section 6.11 Access.....................................................     19
     Section 6.12 Publicity..................................................     19
     Section 6.13 Transfer Taxes; FCC Filing Fees............................     19
     Section 6.14 Non-Solicitation of Lessors................................     19

ARTICLE 7 CONDITIONS TO CLOSING..............................................     20

     Section 7.1 Conditions to the Obligations of Both Parties...............     20
     Section 7.2 Conditions to the Obligations of Seller.....................     20
     Section 7.3 Conditions to the Obligations of Buyer......................     21

ARTICLE 8  TERMINATION.......................................................     22

     Section 8.1 Termination.................................................     22
     Section 8.2 Effect of Termination.......................................     23

ARTICLE 9 SURVIVAL AND REMEDIES..............................................     23

     Section 9.1 Survival....................................................     23
     Section 9.2 Seller Indemnification......................................     23
     Section 9.3 Buyer Indemnification.......................................     24
     Section 9.4 Third Party Claims..........................................     24
     Section 9.5 Other Claims................................................     26
     Section 9.6 Calculation of Losses; Limitation of Liability; Remedies....     26

ARTICLE 10 MISCELLANEOUS.....................................................     27

     Section 10.1 Entire Agreement...........................................     27
     Section 10.2 No Other Representations or Warranties.....................     27
     Section 10.3 Amendments and Waivers.....................................     27
     Section 10.4 Assignment.................................................     27
     Section 10.5 Notices....................................................     27
     Section 10.6 Governing Law..............................................     28
     Section 10.7 Attorney's Fees............................................     29
     Section 10.8 Expenses...................................................     29
     Section 10.9 Invalidity.................................................     29
     Section 10.10 Force Majeure.............................................     29
     Section 10.11 Counterparts..............................................     29
     Section 10.12 Headings..................................................     29
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                             SCHEDULES AND EXHIBITS

Schedule 1              FCC Licenses

Schedule 2              Spectrum Leases

Schedule 3              Purchase Price Allocation

Schedule 4              [***] Option Channels

Schedule 5              Seller Adjacent Channels

Exhibit A               Form of Instrument of Assignment for Licenses

Exhibit B               Form of Assignment and Assumption for Spectrum Leases

Exhibit C               Form of Bill of Sale

Exhibit D               Form of Officer's Certificate

Exhibit E               Form of Secretary's Certificate

Exhibit F               Form of Consent to Assignment

Exhibit G               Form of Letter of No Objection

                           PURCHASE AND SALE AGREEMENT

      This PURCHASE AND SALE AGREEMENT, dated October 24, 2005 (the "Effective Date"), is entered into by and between Nextel Spectrum Acquisition Corp., a Delaware corporation ("Seller") and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Buyer"). Seller and Buyer may be referred to herein collectively as the "Parties" or individually as a "Party."

                                    RECITALS

      A. Seller holds the Federal Communications Commission ("FCC") licenses for the operation of the Broadband Radio Service (formerly known as MMDS) ("BRS") channels identified on Schedule 1 (the "FCC Licenses"), and the lease agreements pursuant to which Seller leases the excess capacity on the BRS and Educational Broadband Service (formerly known as Instructional Television Fixed Service) ("EBS") channels identified on Schedule 2 (the "Spectrum Leases").

      B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume, the FCC Licenses and Spectrum Leases, all on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below (applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, or by contract or otherwise.

      "Agreement" means this Purchase and Sale Agreement and all Exhibits and Schedules hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Allocation Schedule" is defined in Section 3.6.

      "Assets" is defined in Section 2.1.

      "Assumed Liabilities" is defined in Section 2.3.

      "Available [***] Option Channels" is defined in Section 6.5.

      "BRS" is defined in Recital A.

      "Business Day" means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in New York, New York.

      "Business Partner" is defined in Section 6.3(b).

      "Business Partner NDA" is defined in Section 6.3(b).

      "Buyer" is defined in the preamble.

      "Claim" means any claim asserted by any Person (including any Party) against a Party in respect of which payment may be sought from the other Party under Section 9.2 or Section 9.3 hereof.

      "Closing" is defined in Section 3.2(a).

      "Closing Conditions" is defined in Section 3.2(a).

      "Closing Date" is defined in Section 3.2(a).

      "Code" means the Internal Revenue Code of 1986, as amended, and the corresponding provisions of any future internal revenue law.

      "Consents" means all consents and approvals of Governmental Authorities or other Person (other than a Party) necessary to authorize, approve or permit the Parties hereto to consummate the Transactions, including, without limitation, the consents (if any) of the lessors under the Spectrum Leases, if required to assign such Leases in accordance with the terms of this Agreement.

      "Damages" means any and all losses, claims, demands, liabilities, obligations, actions, suits, orders, statutory or regulatory compliance requirements, or proceedings asserted by any Person, and all damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, investigatory expenses, consultants' fees, and reasonable attorneys' fees and costs, of every kind and description, contingent or otherwise.

      "Damages Dispute" is defined in Section 9.4(c).

      "EBS" is defined in Recital A.

      "Effective Date" is defined in the preamble.

      "Excluded Assets" is defined in Section 2.2.

      "Excluded Liabilities" is defined in Section 2.3.

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      "FCC" is defined in Recital A.

      "FCC Licenses" is defined in Recital A.

      "FCC Rules" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC published decisions issued pursuant to such regulations.

      "Final Order" means an action by the FCC (i) which action has not been reversed, stayed enjoined, set aside, annulled or suspended, (ii) in relation to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review (collectively, an "Appeal") is pending, and
(iii) as to which the prescribed time for filing an Appeal, and for the entry of orders staying, reconsidering, or reviewing on the FCC's or such other regulatory authority's own motion has expired.

      "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

      "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

      "Lien" means any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, restrictions, options, claims or encumbrance of any nature whatsoever, except for liens for taxes not yet due and payable.

      "May 18, 2004 NDA" is defined in Section 6.3.

      "Parties" or "Party" is defined in the preamble.

      "Person" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, Governmental Authority, cooperative, association, other entity, or individual, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person (by merger or otherwise) as the context may require.

      "Property Taxes" means ad valorem or real or personal property taxes, assessments, and similar charges payable to a Governmental Authority with respect to the Assets, including any penalties, additions, fines or interest thereon and any liability to another Person for such charges by reason of contract or as a successor or transferee.

      "Prorated Expense Items" is defined in Section 3.5(a).

      "Purchase Price" is defined in Section 3.1.

      "Remaining Assets" is defined in Section 3.2(b).

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      "Selected [***] Option Channels" is defined in Section 6.5.

      "Seller" is defined in the preamble.

      "Seller Adjacent Channels" is defined in Section 6.8(a).

      "Spectrum Leases" is defined in Recital A.

      "Sprint Nextel" is defined in Section 6.5(a).

      "Supplemental Closing" is defined in Section 3.2(b).

      "Supplemental Closing Date" is defined in Section 3.2(c).

      "Tax" or "Taxes" means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any Governmental Authority, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by contract, as a transferee or successor, or by reason of Treasury Regulations Section 1.1502-6.

      ["***"] is defined in Section 6.5(a).

      ["***] Availability Notice" is defined in Section 6.5.

      ["***] Option" is defined in Section 6.5.

      ["***] Option Channels" is defined in Section 6.5.

      ["***] Option Notice" is defined in Section 6.5.

      ["***] Plan" is defined in Section 6.5(a).

      ["***] Purchase Price" is defined in Section 6.5.

      "Transactions" means the transactions contemplated by this Agreement.

      "Transition" means the transition of the 2.5-2.7 GHz band channels to a new spectrum plan pursuant to Sections 27.1230 through 27.1235 of the FCC Rules.

      "Transfer Taxes" means sales, use, stamp, recording, transaction-related excise, or similar transfer taxes, fees and charges. For the avoidance of doubt, Transfer Taxes do not include any Tax measured by net income, profit, or gain of any Person.

      Section 1.2 Other Terms. Other capitalized terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

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All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided herein. All references to "true and complete" copies of specified documents, means true and complete copies of such documents, together with all material notices, waivers, amendments, modifications and supplements thereto.

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

      Section 2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (or, as applicable, Supplemental Closing), Seller shall sell, assign, transfer, convey and deliver to Buyer or Buyer's designee(s), and Buyer shall purchase from Seller all of Seller's right, title and interest as of the Closing Date (or, as applicable, Supplemental Closing
Date) in and to the following assets (collectively the "Assets") free and clear of all Liens:

            (a) The FCC Licenses;

            (b) The Spectrum Leases;

            (c) Subject to Section 3.5, all credits, prepaid expenses, advance payments, security deposits and other prepaid items that relate to any of the Assets set forth in subsections (a), (b), (d) or (e) of this Section
      2.1 as of the Closing (or, as applicable, Supplemental Closing);

            (d) All rights, claims, causes of action, rights to payment or to enforce payment and credits to the extent relating to any of the Assets set forth in subsections (a), (b), (c) or (e) of this Section 2.1 or anything that would have been a part of such Assets, but for any destruction of such assets, including any such items arising under insurance policies (or, if not assignable or transferable, all of the Seller and its Affiliate's rights under such insurance policies with respect to such assets) and all guarantees, warranties, indemnities and similar rights in favor of Seller or its Affiliates in respect of the Assets, but not to the extent relating to any Excluded Assets or Excluded Liabilities; and

            (e) Copies of the FCC Licenses, Spectrum Leases, and other records, files and documents of Seller and in Seller's possession relating to any of the Assets set forth in subsections (a), (b), (c) or (d) of this
      Section 2.1 , including all material correspondence with the lessors under the Spectrum Leases (in all cases, in any form or medium).

      Section 2.2 Excluded Assets. The Assets shall not include the Excluded Assets. As used herein, the term "Excluded Assets" means all the properties, assets, goodwill and rights of Seller or its Affiliates of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, licensed or otherwise held or controlled by Seller or its Affiliates on the Closing Date (or, as applicable, Supplemental Closing Date) that are not specifically identified in Section 2.1. For the avoidance of doubt, the following shall be Excluded Assets: (a) all cash or cash equivalents of Seller or its Affiliates; (b) all rights of Seller under this Agreement and the other agreements and instruments executed and delivered in connection with the Transactions; and (c) the name "Sprint Nextel" or any variation thereof, and any trademarks, trade names, logos or symbols related thereto.

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      Section 2.3 Liabilities. On the terms and subject to the conditions of this Agreement, Buyer shall assume, effective as of the Closing (or, as applicable, Supplemental Closing), all liabilities of Seller or its Affiliates under the Assets that arise, are incurred, or are required to be performed from and after the Closing (or, as applicable, Supplemental Closing) (the "Assumed Liabilities"), and from and after the Closing (or, as applicable, Supplemental Closing) with respect to the Assets being sold as of said Closing or Supplemental Closing, Buyer shall pay, perform and discharge when due the Assumed Liabilities. Except for the Assumed Liabilities, Buyer shall not assume, or be obligated or liable for, any liabilities of Seller, or any of its Affiliates, predecessors, assignors, or transferors, including without limitation any liabilities under the Assets incurred, accrued and/or to be performed under the terms thereof on or before the Closing Date (or, as applicable, Supplemental Closing Date) (the "Excluded Liabilities"), whether in connection with the Transactions, or otherwise, all of which shall be retained and paid, performed and discharged when due by Seller or one of Seller's Affiliates.

                                   ARTICLE 3
                      PURCHASE PRICE; CLOSING; ALLOCATIONS

      Section 3.1 Purchase Price. Subject to Sections 3.2 and 3.5, the purchase price for the Assets (the "Purchase Price ") shall be the aggregate amount of [***]

      Section 3.2 Closing and Supplemental Closings.

            (a) Closing. The closing (the "Closing") shall occur within five (5) Business Days (or at such other time as the Parties may mutually agree or as required under FCC Rules) following the date that the applicable conditions to closing set forth under Article 8 (the "Closing Conditions") have been satisfied or waived by the appropriate Party with respect to at least [***] of the FCC Licenses and Spectrum Leases, as determined, in each case, by reference to the values assigned to such assets in Schedule
      3. The Parties shall promptly notify each other in writing of the satisfaction or waiver of the Closing Conditions required for the Closing as described in this Section 3.2(a). The date on which the Closing occurs is referred to herein as the "Closing Date."

            (b) Effect of Partial Closing. If, at the time of the Closing, the Closing Conditions have not been satisfied with respect to all of the Assets, then: (i) subject to Section 3.2(d) the Parties shall consummate the Closing with respect to the Assets for which the Closing Conditions have been satisfied, (ii) the Parties shall continue to seek to satisfy the Closing Conditions with respect to all remaining Assets (the "Remaining Assets"); (iii) for purposes of the Closing, the Purchase Price shall be reduced by the amount allocated to all Remaining Assets on
      Schedule 3; and (iv) the Parties shall effect one or more supplemental closings (each a "Supplemental Closing") for the Remaining Assets in accordance with Section 3.2(c).

            (c) Supplemental Closings. As and when the Closing Conditions are satisfied or waived by the appropriate Party after the Closing with respect to any Remaining Asset, then, on the last Business Day of each calendar quarter (or such other date as may be mutually agreed by the Parties): (i) Seller shall sell, assign, transfer, convey and deliver to Buyer such Remaining Assets for which the Closing Conditions have been satisfied or waived; and (ii) Buyer shall pay to Seller the amounts set forth in Schedule 3 with respect to the Remaining Assets conveyed to Buyer at such Supplemental Closing. The date on which any Supplemental Closing occurs is referred to herein as a "Supplemental Closing Date."

            (d) Related Assets. Notwithstanding anything to the contrary in this Agreement, if any Asset (other than any FCC License or Spectrum Lease) is used in relation to any Remaining Asset that is not assigned to Buyer at the Closing, then such Asset shall not be transferred at the Closing and shall instead be assigned, transferred and delivered to Buyer together with the related FCC License or Spectrum Lease that is a Remaining Asset at the applicable Supplemental Closing.

            (e) Final Supplemental Closing Date. Notwithstanding the foregoing or anything to the contrary in this Agreement, no Party shall have any obligation to satisfy any Closing Conditions or effect any Supplemental Closing with respect to any Remaining Asset after [***]

      Section 3.3 Closing Deliveries by Seller. At the Closing and, as applicable, at each Supplemental Closing Seller shall deliver to Buyer:

            (a) A duly executed Instrument of Assignment for FCC Licenses substantially in the form attached hereto as Exhibit A for the FCC Licenses to be assigned at such Closing or Supplemental Closing, as applicable;

            (b) A duly executed Assignment and Assumption for Spectrum Leases, substantially in the form attached hereto as Exhibit B for the Spectrum Leases to be assigned at such Closing or Supplemental Closing, as applicable;

            (c) A duly executed Bill of Sale substantially in the form attached hereto as Exhibit C for the Assets (other than FCC Licenses and Spectrum Leases) to be transferred at such Closing or Supplemental Closing, as applicable;

            (d) The Officer's Certificate required to be delivered pursuant to Sections 7.3(a) and (b) substantially in the form attached hereto as Exhibit D;

            (e) A Secretary's Certificate substantially in the form attached hereto as Exhibit E;

            (f) The Consents of the lessors under the Spectrum Leases that will be assigned to Buyer at the Closing (or, as applicable, the Supplemental Closing) and are required to effectuate such assignment under the terms of such Spectrum Leases, which Consents shall be substantially in the form attached hereto as Exhibit F; and

            (g) Such other documents and instruments of transfer, in form and substance reasonably acceptable to the Parties and their counsel, as may be necessary to effect the Transactions.

      Section 3.4 Closing Deliveries by Buyer. At the Closing and, as applicable, at each Supplemental Closing Buyer shall deliver to Seller:

            (a) The Purchase Price, as adjusted in accordance with Sections 3.2 and 3.5 (or, in the case of a Supplemental Closing, the payment required by Section 3.2(c) as adjusted in accordance with Section 3.5), payable in immediately available funds via wire transfer to an account designated by Seller;

            (b) A duly executed Instrument of Assignment for FCC Licenses substantially in the form attached hereto as Exhibit A for the FCC Licenses to be assigned at such Closing or Supplemental Closing, as applicable;

            (c) A duly executed Assignment and Assumption for Spectrum Leases, substantially in the form attached hereto as Exhibit B for the Spectrum Leases to be assigned at such Closing or Supplemental Closing, as applicable;

            (d) The Officer's Certificate required to be delivered pursuant to Sections 7.2(a) and (b), substantially in the form attached hereto as Exhibit D;

            (e) A Secretary's Certificate substantially in the form attached hereto as Exhibit E; and

            (f) Such other documents and instruments of transfer, in form and substance reasonably acceptable to the Parties and their counsel, as may be necessary to effect the Transactions.

      Section 3.5 Allocation of Expenses; Closing Statement.

            (a) Subject to Section 3.5(c), on the Closing Date (or, as applicable, Supplement Closing Date), those items of expenses and accounts payable specifically referred to in Section 3.5(b) in relation to the Assumed Liabilities and are paid or payable before and after the Closing Date (or, as applicable, Supplement Closing Date) on an annual, quarterly, monthly or other regular periodic basis ("Prorated Expense Items") shall be prorated as of the Closing Date (or, as applicable, Supplement Closing
      Date) with respect to the particular Assets being sold as of the Closing Date (or as applicable, Supplemental Closing Date) and apportioned, such that (i) Buyer will receive the economic benefit or burden, as applicable, of all such items after the Closing Date (or, as applicable, Supplement Closing Date), and (ii) Seller shall receive the economic benefit or burden, as applicable, of all such items for the period prior to, and including, the Closing Date (or, as applicable, Supplement Closing Date). After the Closing Date (or, as applicable, Supplement Closing Date), (x) if Buyer should receive any bills or accounts or any reimbursement in relation to Prorated Expense Items that are attributable in whole to the period prior to, and including, the Closing Date (or, as applicable, Supplement Closing Date), then Buyer shall promptly forward the same to Seller (for payment, in the case of any such bills or accounts), (y) if Seller should receive any bills or accounts or any reimbursement in relation to the Prorated Expense Items that are attributable in whole to the period after the Closing Date (or, as applicable, Supplement Closing
      Date), then Seller shall promptly forward the same to Buyer (for payment, in the case of any such bills or accounts) and (z) if any Party should receive any bills or accounts or any reimbursements in relation to the Prorated Expense Items that are attributable in part to the period prior to, and including, the Closing Date (or, as applicable, Supplement Closing Date), and in part to the period after the Closing Date, the amount thereof shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, as of the Closing Date (or, as applicable, Supplement Closing Date), based on the number of days in such period falling prior to and including the Closing Date (or, as applicable, Supplement Closing Date), on the one hand, and after the Closing Date (or, as applicable, Supplement Closing
      Date), on the other hand. In the case of bills or accounts referred to in clause (z), the party receiving the same shall be required to pay only such portion of such bill or account for which it is responsible in accordance with this Section 3.5(a).

            (b) The following expense items shall be prorated in the manner contemplated by Section 3.5(a): (i) regular periodic rent or lease payments (including prepaid rent and rent payable in arrears) payable under the Spectrum Leases; (ii) annual FCC regulatory fees in relation to the FCC Licenses; and (iii) Property Taxes (if any).

            (c) Not less than ten (10) Business Days prior to the Closing Date (or, as applicable, Supplement Closing Date), Seller and Buyer will jointly prepare a preliminary closing statement containing their good faith calculation of the prorations provided for in Section 3.5(a). If final bills or accounts in relation to any Prorated Expense Items or rent receivable referred to in Section 3.5(a) are not available or have not been issued prior to that date for any Prorated Expense Item, or rent receivable that is required to be prorated as contemplated in Section 3.5(a), then Seller shall estimate the amount of each such item in good faith, and such estimate shall be reflected in the preliminary closing statement. The amount payable by Buyer at the Closing (or, as applicable, Supplemental Closing) shall be increased or decreased to reflect the net amount owing between the Parties as shown on such preliminary closing statement, using such estimates where necessary. Final adjustment between the Parties as to any estimated item used in the preparation of the preliminary closing statements shall be made as soon as reasonably practicable after the Closing (or, as applicable, Supplement Closing) after such item becomes final. Payments in connection with such final adjustment or otherwise necessary to reconcile amounts between the parties in accordance with Section 3.5(a) will be due within thirty (30) days of written notice from the Party entitled to payment.

      Section 3.6 Allocation of Purchase Price. Within thirty (30) days after the Closing Date or Supplemental Closing Date (as applicable), Buyer shall deliver to Seller a schedule allocating the Purchase Price as adjusted in accordance with Sections 3.2 and 3.5 (or, in the case of a Supplemental Closing, the payment required by Section 3.2(c) as adjusted in accordance with Section 3.5), and reflecting the Assumed Liabilities, among the Assets acquired at the Closing or Supplemental Closing (as applicable) in accordance with the principles of Section 1060 of the Code and the regulations promulgated thereunder (each an "Allocation Schedule"). Seller shall have fifteen (15) days from its receipt of the Allocation Schedule to notify Buyer, in writing, that Seller disputes one or more items reflected on the Allocation Schedule, which notice shall include a detailed explanation of the basis for the dispute. If Seller does not provide such notice of objection, Seller shall be deemed to accept the Allocation Schedule as submitted by

Buyer. If Seller does provide such notice of objection, the Parties shall negotiate in good faith to resolve such dispute. If the Parties fail to resolve all such disputes within thirty (30) days following Buyer's receipt of such notice of objection, the Parties shall engage a nationally-recognized, independent accounting firm (whose fees shall be shared equally by the two Parties) with respect to the disputed items on the Allocation Schedule. The determination of such independent accounting firm on the disputed items shall be final and binding on the Parties (and any of their Affiliates). The Parties shall prepare and file all applicable tax forms and returns, including if necessary Internal Revenue Service Form 8594, consistent with the finalized Allocation Schedules. Each Party shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the other Party may reasonably request to prepare or evaluate the Allocation Schedules.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      Section 4.1 Authorization. Seller is lawfully existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of Seller.

      Section 4.2 Enforceability. This Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 4.3 No Conflicts or Consents. Neither the execution, delivery and performance by Seller of this Agreement, nor the consummation of the Transactions by Seller, will (i) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default by Seller or any of its Affiliates, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration with respect to the Assets, under (x) any Law or FCC License (subject to receipt of Consent of the FCC) or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to any of the Assets; (ii) require any Consent, other than the Consent of the FCC and the applicable lessors under the Spectrum Leases as set forth on Schedule 2; or (iii) violate any Law, judgment, order or decree by which Seller is bound, except, in each case, for any conflicts, Consents or violations that, individually or in the aggregate, will not have a material adverse effect on any of the Assets or Seller's ability to consummate the transactions.

      Section 4.4 FCC Licenses.

            (a) Schedule 1 sets forth for each FCC License the true and correct
      (i) name of the licensee; (ii) FCC call sign, (iii) authorized channels,
      (iv) expiration date, and (v) market where the facilities are authorized. True and complete copies of the FCC Licenses have been delivered to Buyer. To the knowledge of Seller, there is no condition outside of the ordinary course imposed on any of the FCC Licenses by the FCC except those that are either set forth on the face of the FCC Licenses, as issued by the FCC, or are contained in applicable FCC Rules. The FCC Licenses are free and clear of all Liens and are unimpaired by any acts or omissions of Seller, its Affiliates and their respective officers, directors, agents, assignees and licensees. The FCC Licenses have been granted to Seller by Final Order and are in full force and effect.

            (b) There is not pending or, to the knowledge of Seller, threatened against Seller with respect to the FCC Licenses any application, action, petition, objection or other pleading, or any proceeding with the FCC or any other Governmental Authority, which (i) questions or contests the validity of, or seeks the revocation, forfeiture, non-renewal or suspension of, any of the FCC Licenses, (ii) seeks the imposition of any modification or amendment with respect to any of the FCC Licenses, (iii) would adversely affect the ability of Seller to consummate the Transactions or (iv) seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any of the FCC Licenses. To the knowledge of Seller, there are no facts or circumstances existing that would give rise to any such application, action, petition, objection or other pleading, or proceeding with the FCC or any other Governmental Authority. There is no unsatisfied adverse FCC order or ruling outstanding against Seller with respect to any of the FCC Licenses.

            (c) Seller has not agreed to accept or allow any electromagnetic interference from any other FCC licensees, permittees or applicants with respect to any of the FCC Licenses, and no such licensees, permittees or applicants have agreed to accept electromagnetic interference from Seller or with respect to its facilities.

            (d) Seller is in compliance with all applicable Laws except for any non- compliance that, individually or in the aggregate, will not have a material adverse effect on the FCC Licenses, or on Seller's ability to consummate the Transactions. Since acquisition by Seller of the FCC Licenses, Seller has complied in all material respects with FCC Laws applicable to the FCC Licenses, including without limitation the Communication Act of 1934, as amended, and with all of the terms and conditions of the FCC Licenses. All material documents required to be filed at any time by Seller with the FCC with respect to the FCC Licenses, as applicable, have been timely filed or the time period for such filing has not lapsed. All such documents filed since the date that the FCC Licenses were acquired by Seller are correct in all material respects. All amounts owed to the FCC in connection with the FCC Licenses since the date that the FCC Licenses were acquired by Seller have been timely paid.

            (e) Since the date that the FCC Licenses were assumed by Seller, the facilities subject to the FCC Licenses for which certification or modification of completion of construction has been filed with the FCC are operating and have been operating, in material compliance with the FCC Licenses and FCC Rules.

      Section 4.5 Spectrum Leases. Schedule 2 sets forth the true and correct:
(i) expiration date for each Spectrum Lease, (ii) name of the lessor or other counterpart for each Spectrum Lease, (iii) FCC call sign covered each Spectrum Lease; (iv) authorized channels and market for each Spectrum Lease, (v) the expiration date of the FCC license covered by each Spectrum Lease, and (vi) the monthly, quarterly or annual rent, as applicable, payable, as of the Effective Date of this Agreement, under each Spectrum Lease. True and complete copies of all Spectrum Leases have been delivered or made available to Buyer. Each of the Spectrum Leases is in full force and effect and enforceable by Seller in accordance with its terms. Seller has valid and marketable leasehold interest in each of the Spectrum Leases, free and clear of all Liens. Seller has not assigned, pledged, transferred, or otherwise disposed of or granted any Lien on its rights, titles and interests under any of the Spectrum Leases to any other Person, nor, to the knowledge of Seller, has any other party to the Spectrum Leases so assigned, pledged, transferred, granted any Lien on, or otherwise disposed of any of its rights, title and interests thereunder. Neither Seller nor, to the knowledge of Seller, any other party to any of the Spectrum Leases is in material breach or material default thereunder. To the knowledge of Seller, no condition exists or event has occurred, since entering into or assuming the Spectrum Leases, as applicable, and is continuing as of the Effective Date of this Agreement which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by Seller under any Spectrum Leases or give rise to any Lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against Seller under any such Spectrum Leases. Seller has not received any notice of termination, or intent to terminate, with respect to any Spectrum Leases.

      Section 4.6 Litigation. There is no legal proceeding now in progress or pending or, to the knowledge of the Seller, threatened against Seller with respect to any of the Assets, nor to the knowledge of Seller does there exist any basis therefor. Seller is not subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign Governmental Authority which would affect the Assets, any rights of Seller in and to the Assets or Seller's ability to consummate the Transactions.

      Section 4.7 Broker. Neither Seller nor any of its Affiliates has employed any broker or finder or incurred any liability for any brokerage or finding fees or commissions in connection with the Transactions.

      Section 4.8 Taxes, (i) None of the Assets are subject to any material Liens for Taxes; (ii) no material claims have been asserted in writing for any Taxes in respect of any Seller Asset that have not been paid in full; (iii) none of the Assets secure any indebtedness, the interest on which is tax-exempt under
Section 103 (a) of the Code; and (iv) none of the Assets is a "tax- exempt use property" within the meaning of Section 168(h) of the Code.

      Section 4.9 Seller Adjacent Interleaved Channels. Schedule 5 sets forth a true and complete list of the channels owned or leased by Seller or its Affiliates as of the Effective Date that are adjacent to and interleaved with any of the channels under the FCC Licenses or Spectrum Leases.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      Section 5.1 Authorization. Buyer is lawfully existing and in good standing under the Laws of the State of Nevada, and has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement, and the performance by Buyer of its obligations hereunder, have been duly authorized by all necessary action on the part of Buyer.

      Section 5.2 Enforceability. This Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement to which they are a party has been duly executed and delivered by Buyer, and is a legal, valid and binding obligation of Buyer, enforceable against Buyer, as applicable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 5.3 No Conflicts or Consents. Neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation of the Transactions by Buyer, will (i) require any Consent, other than the Consent of the FCC; or
(ii) violate any Law, judgment, order or decree by which Buyer is bound, except, in each case, for any conflicts, Consents or violations that, individually or in the aggregate, will not have a material adverse effect on Buyer's ability to consummate the transactions.

      Section 5.4 Litigation. Buyer is not subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign Governmental Authority which would affect the Buyer's ability to consummate the Transactions.

      Section 5.5 Broker. Buyer nor any of its respective Affiliates has employed any broker or finder or incurred any liability for any brokerage or finding fees or commissions in connection with the Transactions.

      Section 5.6 Funds Available. Buyer has available to it as of the date hereof and will have available to it as of the Closing and each Supplemental Closing immediately available funds necessary to consummate the transactions contemplated hereby and to pay all expenses of Buyer in connection therewith. Buyer has delivered to Seller evidence, reasonably satisfactory to Seller, that demonstrates Buyer's ability to consummate the Transaction.

                                   ARTICLE 6
                         COVENANTS AND OTHER AGREEMENTS

      Section 6.1 Consummation of Transactions. From and after the Effective Date, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and consistent with applicable Law to perform its obligations under this Agreement and to consummate the Transactions as soon as reasonably practicable. Each Party shall use commercially reasonable efforts to prevent or promptly remedy any breach of any of its representation, warranties, covenants or agreements contained in this Agreement.

      Section 6.2 Certain Notices. Each Party shall promptly notify the other Parties in reasonable detail in writing:

            (a) upon the satisfaction or waiver of the Closing Conditions required for the Closing as described in Section 3.2(a);

            (b) to the knowledge of the notifying Party, upon the commencement of, or the impending or threatened commencement of, or upon obtaining knowledge of any facts that would give rise to, any claim, action or proceeding brought to enjoin the consummation of the Transactions, or against or relating to (i) the notifying Party or its properties or assets, which could materially adversely affect the Transactions or its ability to perform its obligations hereunder, or (ii) their respective Assets or their use;

            (c) to the knowledge of the notifying Party, upon the occurrence of, or the impending or threatened occurrence of, or upon obtaining knowledge of any facts that would give rise to, any event which could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; and

            (d) upon the occurrence or existence of any event, condition, circumstance or state of facts known to the notifying Party, which has had or could have a material adverse effect on the Transactions or its ability to perform its obligations hereunder, or could materially adversely affect their respective Assets or their use.

      Section 6.3 Confidentiality.

            (a) May 18, 2004 NDA. This Agreement and any information or documents provided by any Party to this Agreement to any other Party, or developed by the Parties in the course of completing the actions contemplated by this Agreement shall be treated as confidential and proprietary and shall be subject to the confidentiality and nondisclosure letter agreement dated May 18, 2004, by and between Nextel Communications, Inc. and Clearwire Corporation and its successors and subsidiaries (as amended, the "May 18, 2004 NDA"). Each of the Parties hereto agrees that the Parties (on behalf of themselves and their respective successors and subsidiaries) shall be bound by and enjoy all of the benefits of the May 18, 2004 NDA as if original parties thereto. Notwithstanding anything to the contrary in the May 18, 2004 NDA, for purposes of this Agreement only, the May 18, 2004 NDA shall be deemed to survive (1) with respect to all Information (as defined in the May 18, 2004 NDA) relating to the transactions contemplated by Section 6.5, until such transactions have been consummated or the rights described in Section 6.5 have expired or been terminated in accordance with this Agreement and (2) with respect to all other Information relating to this Agreement, for a period of two years from the date hereof.

            (b) Limited Disclosure to Business Partners. Notwithstanding Section 6.3(a) or the May 18, 2004 NDA, each Party may disclose this Agreement to its actual and prospective investors, lenders, acquirers, merger partners or other business partners (each a "Business Partner") if: (1) the Business Partner reasonably needs to know such information to pursue a business relationship that the disclosing Party considers material consistent with such Party's business practices (including, without limitation, for the purposes of due diligence on the disclosing Party); and (2) prior to disclosing this Agreement, the disclosing Party: (i) causes the Business Partner to execute and deliver to the disclosing Party a nondisclosure agreement (the "Business Partner NDA") that (a) requires the Business Partner to maintain the confidentiality of the terms of this Agreement on terms at least as restrictive as those set forth in Sections 1, 3 and 4 of the May 18, 2004 NDA and (b) explicitly designates the non-disclosing Party as an intended third-party beneficiary with the right to enforce the Business Partner NDA (including, without limitation, the right to seek any equitable remedy to enjoin the improper disclosure of any confidential information); and (ii) provides written notice to the non-disclosing Party that the disclosing Party has disclosed this Agreement to a Business Partner (without disclosing the identity of the Business Partner) in accordance with the terms of this Section 6.3(b); provided, however, that (except as otherwise provided in the May 18, 2004 NDA) under no circumstances shall any Party disclose to any Person Schedule 3 or the allocations set forth therein. Notwithstanding the foregoing, the Parties acknowledge that the May 18, 2004 NDA provides that nothing in such agreement "preclude[s] disclosures necessary to comply with accounting standards and applicable securities and other laws and regulations of the Securities and Exchange Commission ("SEC") or with the regulations of any applicable securities exchange" and that the Parties and/or their Affiliates may be required to disclose the financial terms of this Agreement in such Party's or its Affiliates' consolidated financial statements or in the footnotes thereof. Notwithstanding the foregoing, neither Party shall be required to enter into a Business Partner NDA with a Business Partner provided that such Party has, prior to the Effective Date and consistent with such Party's normal business practices, entered into a non-disclosure agreement with that Business Partner, which non-disclosure agreement will (i) at least require the Business Partner to maintain the confidential information received by such Party in confidence and to protect against the unauthorized disclosure of the confidential information disclosed to such Business Partner on terms consistent with the disclosing Party's normal business practices and (ii) not include any provision which expressly excludes third party beneficiaries. Such non-disclosure agreements will be considered a Business Partner NDA for the purposes of this Section 6.3.

            (c) Duty to Enforce Business Partner NDAs. If any Party discloses any confidential information to any Business Partner in accordance with
      Section 6.3(b), such disclosing Party shall ensure that all of its Business Partners maintain the confidentiality of such information in accordance with the terms of this Section 6.3 and the Business Partner NDA. If any Party, in good faith and based on facts known to it, determines that a Business Partner has, or may have, disclosed any information in breach of any Business Partner NDA or in violation of this
      Section 6.3, then such Party shall deliver written notice of such breach to the other Party, which notice will include specific information with respect to the breach and any information the notifying Party has with respect to the identity of the Person making the unauthorized disclosure. Upon receiving the such notice from the notifying Party: (1) the Parties shall immediately cooperate to mutually identify the Business Partner, if any, responsible for the unauthorized disclosure based on reasonable evidence available to the Parties; (2) the disclosing Party shall provide to the notifying Party a true and complete copy of the Business Partner NDA between the breaching Business Partner and the disclosing Party immediately after the applicable Business Party is identified, if at all, by the Parties; and (3) the disclosing Party shall use commercially reasonable and diligent efforts to prevent further unauthorized disclosures by the breaching Business Partner.

      Section 6.4 Further Assurances. The Parties shall cooperate in good faith and exercise their reasonable best efforts to obtain all required Consents and to finalize and execute any and all other documents or agreements necessary to complete the Transactions on or prior to the Closing Date (or, as applicable, Supplemental Closing Date). Each Party shall, upon request, execute and deliver such documents and take such actions as may reasonably be requested by the other Party in order to effectuate the purposes of this Agreement.

      Section 6.5 [***] Repurchase Right.

            (a) [***] Option Subject to Section 6.5(b), Seller shall have the option (the "[***] Option") to repurchase from Buyer (and Buyer hereby agrees to sell) certain of the FCC Licenses and/or Spectrum Leases listed on Schedule 4 (the "[***] Option Channels") if, within the [***] following the Effective Date, Sprint Nextel Corporation, or its successor, assign or Affiliate (together "Sprint Nextel"), has: (1) purchased, or irrevocably committed to purchase, equipment in an aggregate amount equal to or greater than [***] to implement a [***] wireless broadband system utilizing the EBS and BRS spectrum (the [***] Plan"); and (2) begun to implement the [***] Plan by commercially deploying such system [***]

            (b) Limitation of [***] Option. Notwithstanding Section 6.5(a), Seller shall not have the right to repurchase any of the [***] Option Channels that: (1) Buyer or any of its successors, assigns or Affiliates have transferred, leased or subleased (or have entered into a written agreement or letter of intent to transfer, lease or sublease such [***] Option Channels) to an unaffiliated third party; (2) are being used by Buyer or any of its successors, assigns or Affiliates for services in their respective businesses; or (3) have been identified in writing by Buyer or any of its successors, assigns or Affiliates (whether in a deployment plan, engineering plan or other operational document used in such business) to be deployed for services in their respective businesses at any time within the [***] following the date of the [***] Option Notice.

            (c) Exercise of [***] Option. To exercise the [***] Option, on or prior to [***] following the Effective Date Sprint Nextel shall provide written notice (the "[***] Option Notice") to Buyer of Seller's election to repurchase some or all of the [***] Option Channels, which notice shall
      (a) specify the [***] Option Channels Seller desires to repurchase and (b) certify to Buyer that the conditions to the [***] Option set forth in
      Section 6.5(a) have been satisfied and that the [***] Plan is continuing. Within thirty (30) days after receiving the [***] Option Notice, Buyer shall provide written notice (the "[***] Availability Notice") to Sprint Nextel of those [***]

      Option Channels identified in the [***] Option Notice which satisfy the conditions specified in Section 6.5(b) above and are available for repurchase by Seller in accordance with this Section 6.5 (the "Available [***] Option Channels"). Seller shall have thirty (30) days following the receipt of the [***] Availability Notice to select and notify Buyer, in writing of which Available [***] Option Channels Seller wishes to acquire (the "Selected [***] Option Channels"). Buyer shall sell, subject to the approval by the FCC and/or the applicable lessors under the Spectrum Leases, the Selected [***] Option Channels to Sprint Nextel at a purchase price (the "[***] Purchase Price") equal to [***]. The Parties will implement the [***] Option purchase through a purchase agreement with customary terms, and the closing of the purchase of the [***] Option Channels shall occur as soon as practicable after the Parties have received the required Consents from the FCC or any lessor under the Spectrum Leases. At such closing, (i) Seller shall pay the [***] Purchase Price to Buyer in immediately available funds via wire transfer to an account designated by Buyer and (ii) Buyer shall execute and deliver to Sprint Nextel customary transfer documents. Notwithstanding anything herein to the contrary, including the [***] Option, Buyer shall have the right to transfer, lease, sublease or otherwise dispose of, or enter into an agreement to do any of the foregoing, any of the [***] Option Channels prior to the Seller's delivery [***] Option Notice with respect to such [***] Option Channels pursuant to this Section 6.5 and in such event Seller's option to repurchase shall not apply to the applicable [***] Option Channels.

      Section 6.6 FCC Qualifications. Seller hereby covenants and agrees that prior to and through the Closing (or, as applicable, the final Supplemental Closing) it shall maintain all necessary qualifications to hold and to renew, as necessary, the FCC Licenses.

      Section 6.7 Consents. The Parties shall use commercially reasonable efforts and shall cooperate to prepare and promptly file with Governmental Authorities and other Persons all applications, notices, petitions and other documentation necessary to obtain the Consents. The Parties agree to cooperate to consolidate and file all applications, notices and petitions to be filed with the FCC in as few applications reasonably as possible. Each Party shall furnish to the other Party all information concerning such Party and its Affiliates reasonably required for inclusion in any application to be made in connection with the Transactions or to determine compliance with FCC Rules. Subject to
Section 3.2(e), from the Effective Date and through the Closing (or, as applicable, the final Supplemental Closing), each Party shall use its best efforts to obtain Consents to assignment to the other Party of all of the Assets requiring Consent (including, without limitation, the Consents required to assign the Spectrum Leases as identified on Schedule 2).

      Section 6.8 [***]

                                     * * *

            (b) For purposes of this Section 6.8, "Seller Adjacent Channels" means the channels identified on Schedule 5 and the channels under the FCC licenses and spectrum leases actually transferred to Seller pursuant to the Purchase and Sale Agreement, dated as of the date hereof, by and between Seller and Fixed Wireless Holdings, LLC.

            (c) If required by FCC Rules in connection with the transactions contemplated by Section 6.8(a), Seller will, file, or consent Buyer filing, such letter of no objection with the FCC in support of a request for Special Temporary Authority or other application requesting operational authority from the FCC.

            (d) The Parties will cooperate to negotiate a mutually agreeable separate expanded interference agreement as soon as practicable after the Effective Date.

      Section 6.9 Certain Affirmative Covenants. From the Effective Date and through the Closing (or, as applicable, the final Supplemental Closing), Seller shall (a) carry on its business with respect to the Assets as currently conducted and only in the ordinary course of business; (b) preserve the Assets in good standing and in full force and effect; (c) comply with all Laws applicable to the Assets; and (d) maintain in full force and effect the Assets, in each case, to the extent necessary to Seller's ability to consummate the Transactions.

      Section 6.10 Certain Negative Covenants. From the Effective Date and through the Closing (or, as applicable, the final Supplemental Closing), Seller shall not enter into any agreement, arrangement or understanding to, or otherwise, negotiate, offer or commit to: (a) sell, transfer, assign, lease or dispose of the Assets or of the spectrum subject to the FCC Licenses and Spectrum Leases or any interests therein or portion thereof; (b) create, incur or suffer to exist any Lien or other liability on the Assets or the spectrum subject to the FCC Licenses and Spectrum Leases or any interest therein; or (c) amend any Spectrum Lease without the prior written consent of Buyer.

      Section 6.11 Access. From the Effective Date to the Closing (or, as applicable, the final Supplemental Closing), Buyer, its representatives and advisors shall, during normal business hours have the right of reasonable access to and inspection of the books, records, and other documents specifically related to the Assets, as may be reasonably requested of and upon reasonable notice to Seller.

      Section 6.12 Publicity. Subject to the terms of the May 18, 2004 NDA, no Party shall issue any press release or public announcement concerning this Agreement or the Transactions without obtaining the prior written approval of the other Party hereto, which approval will not be unreasonably withheld or delayed.

      Section 6.13 Transfer Taxes; FCC Filing Fees. Buyer shall pay in a timely manner all Transfer Taxes and FCC filing fees resulting from or payable in connection with the assignment and transfer of the Assets to Buyer pursuant to this Agreement, in each case regardless of the Person on whom such Transfer Taxes and/or FCC filing fees are imposed by Law. The Parties shall reasonably cooperate in providing information and executing and delivering documents necessary to reduce or eliminate such Transfer Taxes. Where Seller is required by law to remit the Transfer Taxes to the applicable Government Authority, Buyer shall promptly pay over the Transfer Taxes due and payable to Seller for timely remittance to the Government Authority. Where the relevant Law imposes a Transfer Tax on Seller but permits payment by Buyer, Buyer shall pay the Transfer Taxes to the applicable Government Authority and promptly provide a receipt, or other documentary evidence of payment as reasonably requested by Seller, to Seller.

      Section 6.14 Non-Solicitation of Lessors.

            (a) Seller Non-Solicitation Obligations. For so long as required pursuant to Section 6.14(c) and except as provided in Section 6.14(b), Seller and its Affiliates (i) shall immediately cease all direct and indirect communications with the lessors under the Spectrum Leases and
      (ii) shall not encourage or incite (by promising any financial consideration, promising any business relationship or otherwise) any third party to have any direct or indirect communications with the lessors under the Spectrum Leases.

            (b) Permitted Communications. Notwithstanding Section 6.14(a), Seller and its Affiliates may communicate with any lessor (i) for the purposes of obtaining the Consent of such lessor, (ii) as required in the ordinary course of carrying on its obligations under such Spectrum Leases, or (iii) to the extent that such communications do not relate to the Spectrum Leases.

            (c) Non-Solicitation Period. Seller's (and its Affiliate's) obligations under this Section 6.14 shall commence upon the Effective Date and continue until the earlier of (i) the date that this Agreement is terminated in accordance with Article 9, (ii) nine (9) months after the Closing or the Supplemental Closing at which the applicable Spectrum Lease is conveyed to the other Party, and (iii) September 30, 2007, with respect to any Spectrum Lease not conveyed at a Closing or Supplemental Closing on or before such date.

                                   ARTICLE 7
                             CONDITIONS TO CLOSING

      Section 7.1 Conditions to the Obligations of Both Parties. Each Party's obligation to consummate the Transactions is subject to the satisfaction or waiver, on or prior to Closing Date (or, as applicable, any Supplemental Closing
Date), of each of the following conditions, as applicable to the Party specified:

            (a) The FCC shall have approved the application for consent to the assignment of the FCC Licenses and Spectrum Leases to the applicable Party (or its designee) without conditions adverse to such Party, such approval shall have become a Final Order, and such Final Order shall be in full force and effect without modifications.

            (b) All other notices, filings and Consents required to be made or obtained prior to the Closing (or, as applicable, Supplemental Closing) by either Party or any of its respective Affiliates with any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Transactions shall have been made or obtained.

            (c) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that would impose material limitations on the ability of either Party to consummate the Transactions.

      Section 7.2 Conditions to the Obligations of Seller. Seller's obligation to consummate the Transactions contemplated by this Agreement are subject to the satisfaction or waiver, on or prior to the Closing Date (or, as applicable, Supplemental Closing Date), of each of the following conditions:

            (a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct) as of the Closing (or, as applicable, Supplemental Closing) as if made on and as of the Closing Date (or, as applicable, Supplemental Closing Date) (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Seller shall have received a certificate to such effect dated the Closing Date (or, as applicable, Supplemental Closing Date) and executed by a duly authorized officer of Buyer.

            (b) The covenants and agreements of Buyer to be performed under this Agreement on or prior to the Closing (or, as applicable, Supplemental Closing) shall have been duly performed in all material respects, and Seller shall have received a certificate to such effect dated the Closing Date (or, as applicable, Supplemental Closing Date) and executed by a duly authorized officer of Buyer.

            (c) Buyer having delivered to Seller all of the certificates, documents, instruments and other items required to be delivered to Seller pursuant to Section 3.4, including, without limitation, Buyer's delivery to Seller of the Purchase Price.

      Section 7.3 Conditions to the Obligations of Buyer. Buyer's obligation to consummate the Transactions contemplated by this Agreement are subject to the satisfaction or waiver, on or prior to the Closing Date (or, as applicable, Supplemental Closing Date), of each of the following conditions:

            (a) The representations and warranties of Seller contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct) as of the Closing (or, as applicable, Supplemental Closing) as if made on and as of the Closing Date (or, as applicable, Supplemental Closing Date) (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Buyer shall have received a certificate to such effect dated the Closing Date (or, as applicable, Supplemental Closing Date) and executed by a duly authorized officer of Seller; provided, however, that, with respect to the representations and warranties set forth in Sections
      4.4 and 4.5, such representations and warranties and the certificates relating thereto as required under this section shall only apply with respect to the Assets subject to the Closing (or, as applicable, Supplemental Closing).

            (b) The covenants and agreements of Seller to be performed under this Agreement on or prior to the Closing (or, as applicable, Supplemental Closing) shall have been duly performed in all material respects, and Buyer shall have received a certificate to such effect dated the Closing Date (or, as applicable, Supplemental Closing Date) and executed by a duly authorized officer of Seller; provided, however, that, with respect to the covenants and/or agreements relating to specific Assets, such covenants and agreements and any certificates relating thereto shall only apply with respect to the Assets subject to the Closing (or, as applicable, Supplemental Closing).

            (c) Seller having delivered to Buyer, as applicable, all of the certificates, documents, instruments and other items required to be delivered to Buyer pursuant to Section 3.3.

                                   ARTICLE 8
                                  TERMINATION

      Section 8.1 Termination. This Agreement may be terminated and the Transactions thereby abandoned at any time prior to the Closing:

            (a) by mutual written consent of Buyer and Seller;

            (b) by any Party if the Closing shall not have occurred on or before September 30, 2006;

            (c) by any Party if there shall be any Law, regulation or FCC Rule that makes consummation of the Transactions illegal or otherwise prohibited;

            (d) by any Party if any of the conditions to the obligations for the Parties set forth in Section 7.1 shall have become incapable of fulfillment other than as a result of a breach by the terminating Party of any covenant or agreement contained in this Agreement;

            (e) by Seller if any of the conditions to the obligations of Seller set forth in Section 7.2 shall have become incapable of fulfillment other than as a result of a breach by Seller of any covenant or agreement contained in this Agreement;

            (f) by Buyer if any of the conditions to the obligations of Buyer set forth in Section 7.3 shall have become incapable of fulfillment other than as a result of a breach by Buyer of any covenant or agreement contained in this Agreement;

            (g) by any Party upon the material breach of a representation, warranty or covenant in this Agreement by the other party if such breach is not cured within thirty (30) days following written notice by the non-breaching party which notice shall describe the breach; provided, however, that termination by a non-breaching Party for the breach of a material representation and warranty as to a specific FCC License, Spectrum Lease or Asset shall only serve to terminate the Agreement with respect to such FCC License, Spectrum Lease or Asset and shall not serve to terminate the entire Agreement; and

            (h) by any Party, if the Transaction Agreement, dated as of the date hereof, by and among Seller, Buyer and Fixed Wireless Holdings LLC shall have been terminated in accordance with its terms other than as a result of a breach by terminating Party (or its Affiliates) of any covenant or agreement contained in such Transaction Agreement.

A Party desiring to terminate this Agreement pursuant to this Section 8.1 shall give written notice thereof to the other Party specifying the provision hereof pursuant to which the Agreement is terminated.

      Section 8.2 Effect of Termination. In the event of a valid termination of this Agreement on our before the Closing, the Agreement shall become null and void and of no further force and effect and neither Party shall have any liability or further obligation to the other, except that:

            (a) nothing herein will relieve a Party from liability for any breach by such Party of this Agreement; provided, however, that, with respect to any breach by Seller of a representation and warranty as to a specific FCC License, Spectrum Lease or Asset, if such representation and warranty became untrue after the Effective Date through no fault of the Seller (or any of such Party's Affiliates, or any of their respective officers, directors, employees, agents, or representatives), then the sole remedy of the Buyer shall be to (1) terminate this Agreement solely with respect to such FCC License, Spectrum Lease or Asset or (2) adjust the Purchase Price in accordance with Section 3.2(b) based on the amount allocated to such FCC License, Spectrum Lease or Asset as set forth in
      Schedule 3; and

            (b) the provisions of Sections 4.7, 5.5, 6.3 and 6.12 and Articles 8, 9 and 10 shall survive the termination of this Agreement.

For the avoidance of doubt, the May 18, 2004 NDA shall survive any termination of this Agreement.

                                   ARTICLE 9
                             SURVIVAL AND REMEDIES

      Section 9.1 Survival. The representations and warranties and covenants and other agreements contained in this Agreement shall survive the Closing (or, as applicable, the Supplemental Closing) until [***] after the Closing Date (or, as applicable, the Supplemental Closing Date) and shall expire at such time; provided, however, that the covenants and other agreements set forth in Section
6.5 shall survive until [***] after the earlier of the date that the transactions contemplated thereby have been consummated or the rights described therein have expired; provided, further, that the covenants and other agreements set forth in Sections 6.3 and 6.12 and Articles 8, 9 and 10 shall survive [***] Notwithstanding the foregoing, such representations and warranties and covenants and other agreements shall not terminate with respect to any item as to which the Party to be indemnified shall have, before the expiration of the applicable survival period, previously made a bona fide claim by delivering proper notice of such claim in accordance with Section 9.4 or Section 9.5.

      Section 9.2 Seller Indemnification. Seller shall indemnify and hold harmless Buyer, Buyer, their respective agents, successors and assigns from and against any and all Damages based upon, attributable to or resulting from:

            (a) except as otherwise provided herein, the failure of any representation or warranty of Seller as set forth in this Agreement to be true and correct as of the dates made;

            (b) the breach of any covenant or other agreement on the part of Seller under this Agreement;

            (c) the ownership and operation of the Assets prior to the Closing Date (or, as applicable, the Supplemental Closing Date);

            (d) any Excluded Assets or Excluded Liabilities.

      Section 9.3 Buyer Indemnification. Buyer shall indemnify and hold harmless Seller and its agents, successors and assigns from and against any and all Damages based upon, attributable to or resulting from:

            (a) except as provided otherwise herein, the failure of any representation or warranty of Buyer set forth in this Agreement to be true and correct as of the dates made;

            (b) the breach of any covenant or other agreement on the part of Buyer under this Agreement;

            (c) the ownership and operation of the Assets following the Closing (or, as applicable, the Supplemental Closing) provided, however [***] the indemnification obligation pursuant to this subsection (e) shall include the [***] for the time period between Closing (or, as applicable, Supplemental Closing) and the closing of [***] by Seller only; and

            (d) any Assumed Liabilities.

      Section 9.4 Third Party Claims.

            (a) In the event that any Claim by any third Person, the indemnified Party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying

      Party. The indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder; provided, however, that the indemnifying Party shall not, without the consent of the indemnified Party, enter into any settlement, compromise or discharge of a Claim that by its terms (i) includes injunctive or other non-monetary relief that adversely affects the indemnified Party in any material respect; (ii) does not release the indemnified Party completely in connection with such Claim, or (iii) would otherwise adversely affect the indemnified Party in any material respect. If the indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder, it shall within fifteen (15) days (or sooner, if the nature of the Claim so requires) notify the indemnified Party of its intent to do so. If the indemnifying Party shall assume the defense of any Claim, the indemnified Party may participate, at its own expense, in the defense of such Claim; provided, however, that such indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying Party if (i) so requested by the indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the indemnified Party, a conflict or potential conflict exists between the indemnified Party and the indemnifying Party that would make such separate representation advisable; and provided, further, that the indemnifying Party shall not be required to pay for more than one such counsel for all indemnified Parties in connection with any Claim.

            (b) If the indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or disputes its obligation to indemnify the indemnified Party for such Damages under this Agreement, the indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim; provided, however, that the indemnified Party shall not, without the consent of the indemnifying Party, enter into any settlement, compromise or discharge of a Claim that by its terms includes injunctive or other non-monetary relief that adversely affects the indemnifying Party in any material respect. If the indemnified Party defends any Claim, then the indemnifying Party shall reimburse the indemnified Party for the Damages, including without limitation, the reasonable expenses incurred by the indemnified Party in defending such Claim upon submission of periodic bills, subject to the dispute of such Damage amounts as provided in
      Section 9.4(c).

            (c) If the indemnifying Party disputes the amount of any Damages ("Damages Dispute") payable by the indemnifying party pursuant to Section 9.4(b), the indemnifying Party shall notify the indemnified Party of such disagreement within fifteen (15) days of the receipt of the Claim. Thereupon, the indemnified Party and the indemnifying Party will negotiate in good faith and use reasonable efforts to resolve their differences with respect to the Damages presented in such Claim during the thirty (30) days following the indemnifying Party's notice of disagreement to the indemnified Party. In the event such dispute is not resolved upon the expiration of the thirty (30) day period following the indemnifying Party's notice of disagreement to the indemnified Party, either Party shall be entitled to immediately proceed to file an action in any appropriate court to seek such relief that is appropriate and reasonably necessary to protect that Party's rights. If final adjudication of the Damages Dispute results in a decision in favor of the indemnifying Party, the indemnified Party shall not be entitled to reimbursement for any expense that may be incurred in defending such Damages Dispute.

            (d) The Parties agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any Claim by a third Person.

            (e) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified Party and the indemnifying Party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified Party shall forward to the indemnifying Party notice of any sums due and owing by the indemnifying Party pursuant to this Agreement with respect to such matter.

            (f) The failure of the indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying Party's obligations with respect thereto except to the extent that the indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

      Section 9.5 Other Claims. Any indemnifiable Claim hereunder that is not a Claim by a third Person shall be asserted by the indemnified Party by promptly delivering written notice thereof (including the basis of the Claim and the amount thereof, if known and quantifiable) to the indemnifying Party. The failure of the indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying Party's obligations with respect thereto except to the extent that the indemnifying Party can demonstrate actual loss and prejudice as a result of such failure. If the indemnifying Party does not respond to such notice within sixty (60) days after its receipt, it shall have no further right to contest the validity of such claim.

      Section 9.6 Calculation of Losses; Limitation of Liability; Remedies.

            (a) The amount of any Damages for which indemnification is provided under this Article 9 shall be (i) net of any amounts actually recovered by the indemnified Party under such Party's insurance policies with respect to such Damages, (ii) net of any amounts actually recovered from any third Person (by contribution, indemnification or otherwise) with respect to such Damages, and (iii) adjusted for Taxes so as to put the indemnified Party in the same pre-tax financial position as it would have been had the other Party's representations and warranties hereunder been true and correct in all respects, the other Party's covenants and agreements been performed in full, and any other event giving rise to Damages had not occurred. Any indemnification payment made pursuant to this Article 9 shall be treated as an adjustment to the Purchase Price for U.S. Federal income tax purposes.

            (b) Subject to Section 9.6(e), the aggregate indemnification obligations of Seller pursuant to Sections 9.2(a) and (b) shall not exceed the lesser of [***]

      [***] or the Purchase Price actually received by Seller in accordance with
      Section 3.4(a) (as and when received), and the aggregate indemnification obligations of Buyer pursuant to Sections 9.3(a) and (b) shall not exceed [***] No Party shall be liable to the other Parties pursuant to Section
      9.2 or Section 9.3, as applicable, unless and only to the extent that the aggregate Damages suffered by the indemnified Party, collectively, exceeds [***]
            (c) Subject to Section 9.6(e), the Parties acknowledge that their sole and exclusive remedy for monetary damages after the Closing with respect to any and all claims under this Agreement (other than claims of, or causes of action arising from, actual fraud) shall be pursuant to the indemnification provisions set forth in this Article 9.

            (d) SUBJECT TO SECTION 9.6(E), IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT, EVEN IF ADVISED AT THE TIME OF BREACH OF THE POSSIBILITY OF SUCH DAMAGES.

            (e) Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 9.6(b), (c), and (d) will not apply to, or in any way limit or restrict, any Claim by either Party for the other Party's breach of its obligations under Section 6.3.

                                   ARTICLE 10
                                  MISCELLANEOUS

      Section 10.1 Entire Agreement. Except for the May 18, 2004 NDA, this Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof.

      Section 10.2 No Other Representations or Warranties. Except for the representations and warranties set forth in Articles 4 and 5, no Party is making any representations or warranties, written or oral, statutory, express Or implied, in relation to the Assets, the Assumed Liabilities or the Transactions.

      Section 10.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by Seller and Buyer or (in the case of a waiver) by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 10.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed, except that either Party may assign its rights under this Agreement to any direct or indirect subsidiary or affiliate and any entity that acquires or otherwise merges or consolidates with the assigning Party, upon delivery of written notice to the other Party.

      Section 10.5 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify); or (iii) the next business day if sent by overnight delivery via a reliable express delivery service:

            If to Seller:

            [***]

            With a Copy to:

            [***]

            If to Buyer:

            Clearwire Spectrum Holdings LLC
            5808 Lake Washington Blvd. N.E.
            Suite 300
            Kirkland, WA 98033
            Attention: Benjamin G. Wolff
            Phone: 425-828-8600
            Facsimile: (425) 828-8061

            With a copy to:

            Davis Wright Tremaine LLP

            2600 Century Square
            1501 Fourth Avenue
            Seattle, WA 98112
            Attention: Julie Weston, Esq.
            Phone: 206-903-3918
            Facsimile: 206-628-7699

      Section 10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of New York, without reference to the choice of law principles thereof.

      Section 10.7 Attorney's Fees. In any legal proceeding by a Party to enforce its rights under this Agreement against the other Party, the Party prevailing in such proceeding will be entitled to recover its reasonable attorney's fees and costs from the other Party.

      Section 10.8 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, the Parties shall bear their respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the Transactions.

      Section 10.9 Invalidity. In the event that any of the provisions contained in this Agreement or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other instrument and such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, unless the consummation of the Transactions is impaired thereby.

      Section 10.10 Force Majeure. No Party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing Party and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other Party prompt written notice of such cause, and in any event, within fifteen (15) calendar days of its discovery.

      Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 10.12 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                                        NEXTEL SPECTRUM ACQUISITION CORP.

                                        By: [***]
                                           -------------------------------------
                                        Name: [***]
                                        Title: Senior Vice President

                                        CLEARWIRE SPECTRUM HOLDINGS LLC

                                        By: /s/ Benjamin G. Wolff
                                            ------------------------------------
                                        Name: Benjamin G. Wolff
                                        Title: Executive Vice-President

                                    EXHIBIT A

                  FORM OF INSTRUMENT OF ASSIGNMENT FOR LICENSES

      INSTRUMENT OF ASSIGNMENT (the "Instrument of Assignment"), dated as of _____________________, 200____, by and between Nextel Spectrum Acquisition Corp., a Delaware Corporation ("Assignor"), and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Assignee"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

      WHEREAS, Assignor and Assignee have entered into a Purchase and Sale Agreement (the "Purchase Agreement"), dated as of___________________________, 2005, pursuant to which, among other things, Assignor agreed to convey to Assignee, and Assignee agreed to acquire, the FCC licenses set forth on Annex A hereto (the "Licenses");

      WHEREAS, Assignor and Assignee have filed an application with the FCC requesting the assignment of the Licenses to Assignee; and

      WHEREAS, the FCC has granted an application for the assignment of the Licenses.

      NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions, and agreements in the Purchase Agreement and hereinafter set forth, the Parties agree as follows:

            1. Assignment. Subject to the terms and conditions of the Purchase Agreement, for valuable consideration, receipt of which is hereby acknowledged, Assignor, intending to be legally bound, does hereby sell, assign, transfer, convey, and deliver to Assignee, its successors and assigns forever, all right and interest of Assignor in and to the Licenses, free and clear of all Liens.

            2. Terms of Purchase Agreement Control. Nothing contained in this Instrument of Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Purchase Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Assignor or Assignee set forth in the Purchase Agreement.

            3. Further Assurances. Assignor and Assignee covenant and agree, in connection with the Purchase Agreement and this Instrument of Assignment, to promptly execute and deliver all additional documents and instruments and perform all additional acts that, in each case, are reasonably necessary and desirable to effectuate and perform the provisions of this Instrument of Assignment, including, without limitation, the assignments provided for in Section 1 hereof.

            4. Miscellaneous. This Instrument of Assignment (a) is executed pursuant to the Purchase Agreement and may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one

                                                                       Exhibit A
      instrument, (b) shall be governed by and in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof and (c) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

                                                                       Exhibit A

      IN WITNESS WHEREOF, Assignor and Assignee have each caused this Instrument of Assignment to be duly executed and delivered as of the date first above written.

                                        NEXTEL SPECTRUM ACQUISITION CORP.

                                        By:
                                           _____________________________________
                                        Name:
                                             ___________________________________
                                        Title:
                                              __________________________________

                                        CLEARWIRE SPECTRUM HOLDINGS LLC

                                        By:
                                           _____________________________________
                                        Name: Benjamin G. Wolff
                                        Title: Executive Vice-President

                                                                       Exhibit A

                                    EXHIBIT B

              FORM OF ASSIGNMENT AND ASSUMPTION FOR SPECTRUM LEASES

      THIS ASSIGNMENT AND ASSUMPTION (this "Assignment and Assumption") is entered into effective as of the________day of_____________________, 200____, by
and between Nextel Spectrum Acquisition Corp., a Delaware Corporation ("Assignor"), and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Assignee"), pursuant to that certain Purchase and Sale Agreement (the "Purchase Agreement") dated as of________________________, 2005, by and among Assignor and Assignee and others, pursuant to which, among other things, Assignor agreed to assign, and Assignee agreed to assume, certain of Assignor's liabilities and obligations. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions, and agreements in the Purchase Agreement and hereinafter set forth, the Parties agree as follows:

            1. Assignment. Subject to the terms and conditions of the Purchase Agreement, for valuable consideration, Assignor does hereby assign, grant, transfer, convey, and set over unto Assignee all of Assignor's rights, title and interest in and to the contracts set forth on Annex A hereto (the "Transferred Contracts"), free and clear of all Liens.

            2. Assumption. Subject to the terms of the Purchase Agreement, for valuable consideration, Assignee hereby undertakes, assumes and agrees to perform, pay or discharge when and as due all of the Assumed Liabilities (including, without limitation, all liabilities of Assignor or its Affiliates under the Transferred Contracts that arise, are incurred, or are required to be performed from and after the date hereof).

            3. Terms of Purchase Agreement Control. Nothing contained in this Assignment and Assumption shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Purchase Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Assignor or Assignee set forth in the Purchase Agreement.

            4. Further Assurances. Assignor and Assignee covenant and agree, in connection with the Purchase Agreement and this Assignment and Assumption, to promptly execute and deliver all additional documents and instruments and perform all additional acts that, in each case, are reasonably necessary and desirable to effectuate and perform the provisions of this Assignment and Assumption, including, without limitation, the assignments provided for in Section 1 hereof and the assumptions provided for in
      Section 2 hereof.

            5. Miscellaneous. This Assignment and Assumption (a) is executed pursuant to the Purchase Agreement and may be executed in counterparts, each of which as so

                                                                       Exhibit B
      executed shall be deemed to be an original, but all of which together shall constitute one instrument, (b) shall be governed by and in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof and (c) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

                                                                       Exhibit B

      IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment and Assumption to be duly executed and delivered as of the date first above written.

                                        NEXTEL SPECTRUM ACQUISITION CORP.

                                        By:
                                           ____________________________________
                                        Name:
                                             __________________________________
                                        Title:
                                              _________________________________

                                        CLEARWIRE SPECTRUM HOLDINGS LLC

                                        By:
                                           ____________________________________
                                        Name: Benjamin G. Wolff
                                        Title: Executive Vice-President

                                                                       Exhibit B

                                    EXHIBIT C

                              FORM OF BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is made effective as of the______day of ____________, 200___, by Nextel Spectrum Acquisition Corp., a Delaware Corporation ("Grantor"), for the benefit of Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Grantee").

      WHEREAS, Grantor and Grantee entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") dated as of_____________, 2005, pursuant to which Grantor agreed to, among other things, sell, assign, transfer, convey and deliver to Grantee certain assets. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement;

      WHEREAS, Grantor and Grantee entered into that certain Instrument of Assignment, dated as of the date hereof, whereby Grantor assigned to Grantee the FCC licenses designated therein (the "Transferred FCC Licenses");

      WHEREAS, Grantor and Grantee entered into that certain Assignment and Assumption, dated as of the date hereof, whereby Grantor assigned to Grantee the contracts designated therein (the "Transferred Contracts"); and

      WHEREAS, pursuant to the terms of the Purchase Agreement, Grantor desires to assign to Grantee all of the Assets (other than the FCC Licenses and Spectrum Leases) that are used in relation to the Transferred FCC Licenses and/or Transferred Contracts and not used in relation to any Asset to be conveyed to the Grantee after the date hereof (the "Transferred Related Assets").

      NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions, and agreements in the Purchase Agreement:

            1. Sale. For valuable consideration, Grantor hereby sells, assigns, transfers, conveys and delivers to Grantee all of Grantor's right, title and interest in, to and under the Transferred Related Assets free and clear of all Liens.

            2. Terms of Purchase Agreement Control. Nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Purchase Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Assignor or Assignee set forth in the Purchase Agreement.

            3. Miscellaneous. This Bill of Sale (a) is executed pursuant to the Purchase Agreement and may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument, (b) shall be governed by and in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof and (c) shall be binding upon

                                                                       Exhibit C
      the Grantor and inure to the benefit of the Grantee and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be duly executed and delivered as of the date first above written.

                                              NEXTEL SPECTRUM ACQUISITION CORP.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                                                       Exhibit C

                                   EXHIBIT D

                         FORM OF OFFICER'S CERTIFICATE

      This OFFICER'S CERTIFICATE (this "Certificate") is made by [Nextel Spectrum Acquisition Corp., a Delaware corporation ("Seller")][Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Buyer")] for the benefit of [Nextel Spectrum Acquisition Corp., a Delaware corporation ("Seller")] [Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Buyer")] pursuant to that certain Purchase and Sale Agreement, dated as of_______________, 2005 (the "Purchase Agreement"), by and among Seller and Buyer. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      Pursuant to Sections [7.2(a) and 7.2(b)] [7.3(a) and 7.3(b)] of the Purchase Agreement, [Seller] [Buyer] does hereby certify that:

      1. The representations and warranties of [Seller] [Buyer] (except those with respect to [FCC Licenses or Spectrum Leases] that are no longer legally available to transfer through no fault of [Seller] [Buyer]) contained in the Purchase Agreement are true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which are true and correct) as of the date hereof (except for those representations and warranties that were made as of a specific date need be so true and correct only as of such date)[; [provided, however, that, with respect to the representations and warranties set forth in Sections 4.4 and 4.5, this certificate shall only apply with respect to the Assets subject to the [Closing] [Supplemental Closing] that occurred on the date hereof(1)].

      2. The covenants and agreements of [Seller] [Buyer] (except those with respect to [FCC Licenses or Spectrum Leases] that are no longer legally available to transfer through no fault of [Seller]) to be performed under the Purchase Agreement on or prior to the date hereof have been duly performed in all material respects[; provided, however, that, with respect to the covenants and/or agreements relating to specific Assets, this certificate shall only apply with respect to the Assets subject to the [Closing] [Supplemental Closing] that occurred on the date hereof(2)].

      IN WITNESS WHEREOF, [Seller] [Buyer] has executed and delivered this Certificate as of this______day of_____________, 200______

                                              [Seller][Buyer]

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

----------
(1) Bracketed proviso applies only the Seller's form of certificate.
(2) Bracketed proviso applies only the Seller's form of certificate.

                                                                       Exhibit D

                                    EXHIBIT E

                         FORM OF SECRETARY'S CERTIFICATE

      In accordance with [Section 3.3(e)] [Section 3.4(e)] of that certain Purchase and Sale Agreement, dated as of_________________, 2005 (the "Purchase Agreement"), by and among Nextel Spectrum Acquisition Corp., a Delaware corporation ("Seller"), and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Buyer"), the undersigned, on behalf of [Seller] [Buyer], does hereby certify to [Seller] [Buyer], as of the date hereof, that:

      1. Attached hereto as Annex-1 is a true and correct copy of the [Certificate of Incorporation of Seller] [Certificate of Formation of Buyer] as filed with the Secretary of State of [Delaware] [Nevada], which has not been amended, modified, repealed or rescinded and is in full force and effect as of the date hereof.

      2. Attached hereto as Annex-2 is a true and correct copy of the [Bylaws of Seller, adopted by the Board of Directors of Seller] [Limited Liability Company Agreement of Buyer, adopted by the Members of Buyer], which ha[s][ve] not been amended, modified, repealed or rescinded and [is] [are] in full force and effect as of the date hereof.

      3. [Attached hereto as Annex-3 is a true and correct copy of the [written action] [resolutions] adopted by the board of directors of Clearwire Corporation, as the sole member of Buyer, which has not been amended, modified, repealed or rescinded and is in full force and effect as of the date hereof, authorizing the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby.](3)

      4. The officers of [Seller] [Buyer] whose names and signatures appear on the Incumbency Schedules attached to this Secretary's Certificate as Annex-4 are duly elected or appointed, qualified, and acting officers of [Seller] [Buyer], holding on the date hereof the offices set opposite their respective names, and the signatures opposite their names are their own genuine signatures.

      IN WITNESS WHEREOF, [Seller] [Buyer] has executed and delivered this Secretary's Certificate as of this______day of___________, 200______.

                                              [Seller][Buyer]

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

----------
(3) This transaction will not be approved by Seller's board as it is within the ordinary course of Seller's business operations.

                                                                       Exhibit F

                                    EXHIBIT F

                          FORM OF CONSENT TO ASSIGNMENT

                        NEXTEL SPECTRUM ACQUISITION CORP.

                              [_____________, 200_]

[Lessor Name]
[Lessor Address]
___________________________
___________________________

      Re: [Lease], dated [__________________, ______], by and between [Lessor]
and [Lessee] (the "Lease")

Ladies and Gentlemen:

      Nextel Spectrum Acquisition Corp. ("Assignor") and Clearwire Spectrum Holdings, LLC ("Assignee") are parties to that certain Purchase and Sale Agreement, dated [__________________, 2005] (the "Purchase Agreement"), pursuant to which, among other things, Assignor desires to assign, and Assignee desires to assume, all of Assignor's right, title and interest in, to and under the Lease (the "Assignment").

      Section [ ] of the Lease requires your consent to the Assignment. Accordingly, we hereby request your consent to the Assignment pursuant to the terms and conditions set forth in the Purchase Agreement. By signing below, you hereby consent to the Assignment and release Assignor from performance of all obligations of Assignor under the Lease.

      This Consent to Assignment is conditioned upon, and shall not be effective until, the consummation of the Assignment in accordance with the terms of the Purchase Agreement. This Consent does not constitute a consent to any subsequent assignment.

      Your consideration of this matter is appreciated. Should you have any questions or comments, please do not hesitate to call [contact] at [phone number].

                                              Very truly yours,

                                              [Assignor Officer]

ACKNOWLEDGED and AGREED,
this____day of___________, 2005.
[Lessor]

By:_____________________________
Name:___________________________
Title:__________________________

                                                                       Exhibit F

                                   EXHIBIT G

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

      This First Amendment (this "First Amendment"), dated as of December 12, 2005, is entered into by and between Nextel Spectrum Acquisition Corp., a Delaware corporation ("Seller") and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Buyer").

                                    RECITALS

      A. This First Amendment amends that certain Purchase and Sale Agreement (the "Agreement"), dated as of October 24, 2005, by and among Seller and Buyer. Capitalized terms used, but not defined, in this First Amendment have the meanings ascribed to such terms in the Agreement.

      B. Pursuant to the rules of the Federal Communications Commission ("FCC"), all site specific BRS licenses that have a [***] prefix (the [***] Licenses") have been incorporated into their related basic trading area BRS licenses (the "BTA Licenses"), and, as a result, all [***] Licenses have ceased to separately exist. Therefore, all the frequencies formerly associated with the [***] Licenses are now associated with their corresponding BTA Licenses reflected on the revised schedule 1 to the Agreement attached hereto as Exhibit A.

      C. Seller and Buyer desire to amend the Agreement: pursuant to Section
10.3 of the Agreement in order to reflect that, pursuant to FCC Rules, the [***] Licenses that are listed on Schedule 1 to the Agreement have been incorporated into their related BTA Licenses.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Seller and Buyer agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

      Section 1.1 FCC Licenses Schedule. Schedule 1 of the Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

      Section 1.2 Treatment of [***] Licenses. For all purposes under the Agreement, all [***] Licenses will be deemed to be incorporated with and into their related BTA Licenses as indicated by the amended and restated Schedule 1 of the Agreement, which is attached hereto as Exhibit A. In order to calculate the value allocated to any BTA License (including, without limitation, such calculations for purposes of determining the satisfaction of the Closing Conditions set forth in Section 3.2(a) of the Agreement, any adjustments to the Purchase Price pursuant to Section 3.2(b) of the Agreement, any allocation [***] of the Purchase Price pursuant to Section 3.6 of the Agreement and the calculation of the [***] Purchase Price pursuant to Section 6.5(c)), such value shall include the value of the related [***] Licenses. By way of example and for purposes of illustration only, the value allocated to the BTA License for [***] shall equal [***] which is the aggregate of the original value of [***] attributed to that BTA License and the original values for the related [***] Licenses of

[***] respectively.

                                   ARTICLE II
                                 MISCELLANEOUS

      Section 2.1 Acknowledgment. Buyer and Seller acknowledge and agree that the merger of the KNS Licenses with and into the related BTA Licenses and the resulting extinguishment of such KNS Licenses shall not constitute a breach of any representation, warranty or covenant of Buyer or Seller under the Agreement, including, without limitation, Sections 4.4,4.9,6.1,6.9,6.10,7.3 and 9.2(a) of the Agreement.

      Section 2.2 Affirmation of Agreement. Except as expressly amended hereby, all terms, conditions and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

      Section 2.3 Governing Law. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

      Section 2.4 Headings. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

      Section 2.5 Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

               [Remainder of Page Blank - Signature Page Follows]

      IN WITNESS WHEREOF, Seller and Buyer have duly executed this First Amendment as of the date first written above

                                              NEXTEL  SPECTRUM ACQUISITION CORP.

                                              By: [***]
                                                  ------------------------------
                                              Name: [***]
                                              Title: VP

                                              CLEARWIRE  SPECTRUM HOLDINGS LLC

                                              By: /s/ Ben Wolff
                                                  ------------------------------
                                              Name: Ben Wolff
                                              Title: Executive Vice President